Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-46104) and in the related Prospectus of Clark/Bardes, Inc. pertaining to the registration of 1,888,887 shares of its common stock, the Registration Statement (Form S-8 No. 333-68163) of Clark/Bardes, Inc. pertaining to the 1998 Non-Employee Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 333-68982) pertaining to the Clark/Bardes, Inc. 401(k) Savings Plan and the Registration Statement (Form S-8 333-106538) of Clark, Inc. pertaining to the stock option plans of our report dated February 22, 2002, with respect to the statements of income, stockholders' equity and cash flows of Clark/Bardes, Inc. for the year ended December 31, 2001 included in the Annual Report on Form 10-K for the year ended December 31, 2003.



                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
March 11, 2004